EXHIBIT 99.3


                 SPIDERBOY INTERNATIONAL INC FINANCIAL STATEMENTS

                          SPIDERBOY INTERNATIONAL, INC.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEET

                                OCTOBER 13, 2000


                      ASSETS
                      ------

Current assets:
    Cash                                                    $      4,290
                                                            ------------
Other assets:
    Purchased domain names and technology
      rights, net of accumulated
      amortization of $5,333                                      34,667
                                                            ------------

                Total other assets                                34,667
                                                            ------------


                Total assets                                $     38,957
                                                            ============


    LIABILITIES AND STOCKHOLDERS' EQUITY
    ------------------------------------

Current liabilities:
    Accounts payable                                        $        947
    Accrued income taxes                                           2,919
    Note payable - related party                                   9,500
                                                            ------------

                Total current liabilities                         13,366
                                                            ------------

Stockholders' equity:
    Preferred stock, undesignated par value;
      5,000,000 shares authorized; none issued
      and outstanding                                                 --
    Common stock, no par value; 50,000,000
      shares authorized; issued and outstanding
      shares 36,683,920                                          562,555
    Accumulated deficit                                         (477,265)
    Deficit accumulated during development stage                 (59,699)
                                                            ------------

                Total stockholders' equity                        25,591
                                                            ------------


                Total liabilities and
                  stockholders' equity                      $     38,957
                                                            ============


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


                          SPIDERBOY INTERNATIONAL, INC.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                            Reentrance Into
                                                           Development Stage
                                         May 1, 2000 to   (November 19, 1999)
                                        October 13, 2000  to October 13, 2000
                                        ----------------  -------------------

Revenues                                  $      2,048        $      2,048
                                          ------------        ------------

Expense:
    Advertising                                  1,964               2,145
    Amortization                                 5,333               5,333
    Bank service charges                            30                  71
    Domain name registration costs              21,380              21,380
    Postage and delivery                           238                 488
    Office supplies                                 34                  34
    Printing and reproduction                      254                 757
    Professional and consulting fees            18,282              23,946
    Repairs and maintenance                         --                 477
    Shareholder expenses                         4,296               4,296
    State filing fees                               --                 594
    Telephone                                      775                 775
    Travel and entertainment                     1,451               1,451
                                          ------------        ------------

                Total expense                   54,037              61,747
                                          ------------        ------------

Net loss before income taxes                   (51,989)            (59,699)

Income taxes                                        --                  --
                                          ------------        ------------

Net loss                                       (51,989)            (59,699)

Other comprehensive income                          --                  --
                                          ------------        ------------

Comprehensive income (loss)               $    (51,989)       $    (59,699)
                                          ============        ============

Basic earnings (loss) per share           $         --        $         --
                                          ============        ============

"Weighted" average number of
  shares outstanding                        35,425,920          35,425,920
                                          ============        ============

Actual issued and oustanding
  shares                                    36,683,920          36,683,920
                                          ============        ============


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


                          SPIDERBOY INTERNATIONAL, INC.
                          (A Development Stage Company)

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                                   Deficit
                                                                                                 Accumulated
                                        Preferred Stock          Common Stock                      During
                                    ----------------------  ----------------------  Accumulated  Development
                                      Shares      Amount      Shares      Amount      Deficit       Stage       Total
                                    ----------  ----------  ----------  ----------  ----------   ----------   ----------
BALANCES, April 30, 1999                    --  $       --   5,425,920  $  437,415  $ (473,206)  $       --   $  (35,791)
    Issuance of common stock
      at $.0001 per share                   --          --  30,000,000       3,000          --           --        3,000
    Additional equity
      contributions to cover
      administrative expenses
      and settle liabilities                --          --          --       7,968          --           --        7,968
    Fiscal year 2000                                    --          --          --      (4,059)                   (4,059)
                                    ----------  ----------  ----------  ----------  ----------   ----------   ----------

BALANCES, April 30, 2000                    --          --  35,425,920     448,383    (477,265)          --      (28,882)
    Issuance of shares in
      settlement of debt                    --          --     100,000         100          --           --          100
    Issuance of shares as part
      of merger                             --          --   1,158,000      73,000          --       (7,710)      65,290
    Additional equity contribution
      to cover administrative
      expenses and settle
      liabilities                           --          --          --      41,072          --           --       41,072

    Fiscal year 2001 year-to-date           --          --          --          --          --      (51,989)     (51,989)
                                    ----------  ----------  ----------  ----------  ----------   ----------   ----------

BALANCES, OCTOBER 13, 2000                  --  $       --  36,683,920  $  562,555  $ (477,265)  $  (59,699)  $   25,591
                                    ==========  ==========  ==========  ==========  ==========   ==========   ==========


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


                          SPIDERBOY INTERNATIONAL, INC.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                           Increase (Decrease) in Cash

                                                                      Reentrance Into
                                                                     Development Stage
                                                  May 1, 2000 to    (November 19, 1999)
                                                 October 13, 2000   to October 13, 2000
                                                 ----------------   -------------------
Cash flows from operating activities:
    Net loss                                       $    (51,989)       $    (59,699)
    Adjustments to reconcile net loss
    to cash flows from operating activities:
      Amortization                                        5,333               5,333
      Accounts payable                                  (27,016)            (24,916)
                                                   ------------        ------------
Net cash flows from operating activities                (73,672)            (79,282)
                                                   ------------        ------------

Cash flows from investing activities                         --                  --
                                                   ------------        ------------

Cash flows from financing activities:
    Proceeds from common stock                           64,556             114,072
    Principal reductions on note payable -
      related party                                      (5,000)            (30,500)
                                                   ------------        ------------

Net cash flows from financing activities                 59,556              83,572
                                                   ------------        ------------

Increase in cash                                        (14,116)              4,290

Cash - beginning of period                               18,406                  --
                                                   ------------        ------------

Cash - end of period                               $      4,290        $      4,290
                                                   ============        ============


Supplemental information:
    Interest paid                                  $         --        $         --
                                                   ============        ============
    Income taxes paid                              $         --        $         --
                                                   ============        ============


Summary of non cash activity:

    In February 2000 the Company purchased domain names and technology rights from a related party through incurrence of a $40,000 note payable.

    On October 13, 2000, the Company acquired all of the oustanding shares of Spiderboy.com, Inc. through the conveyance of 29,438,000, including 1,158,000 newly issued shares, of the Company's common stock.


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